UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements of Air T, Inc. (“Air T”, the “Company” or “acquirer”) present the combination of the historical financial statements of Air T and Arena Aviation Partners B.V. (“Arena”), adjusted to give effect to the acquisition of Arena by Crestone Air Partners, LLC (“CAP”), a consolidated subsidiary of the Company completed on June 10, 2026 (collectively, the “Arena Acquisition”), prepared in accordance with Article 11 of Regulation S-X.

In accordance with Article 11 of Regulation S-X, Air T has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial statements.

An unaudited pro forma condensed combined balance sheet is not presented because the Arena Acquisition is already reflected in the Company’s condensed consolidated balance sheet as of June 30, 2026 included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026.

The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2026 combines the historical consolidated statement of operations of Air T for its fiscal year ended March 31, 2026 with the historical consolidated statement of profit or loss of Arena for its fiscal year ended December 31, 2025, as if the Arena Acquisition had occurred on April 1, 2025. The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2026 combines the historical condensed consolidated statement of operations of Air T for the three months ended June 30, 2026 with the historical statement of profit or loss of Arena for the three months ended March 31, 2026, as if the Arena Acquisition had occurred on April 1, 2025.

The pro forma adjustments and allocation of the purchase price for the Arena Acquisition are preliminary, are based on management’s current estimates of the fair value of the assets acquired and liabilities assumed, and are based on currently available information, including preliminary work performed by independent valuation specialists. As of the date of the Current Report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are filed as an exhibit, the allocation of the purchase price is preliminary and will potentially change in future periods as fair value estimates of the assets acquired and liabilities assumed are finalized, including those related to intangible assets, and other acquisition-date estimates. The final determination of the fair values will be completed within the one-year measurement period.

Assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not necessarily reflect what the combined companies’ results of operations would have been had the Arena Acquisition occurred on the date indicated, nor are they indicative of the combined companies’ future results of operations. They should be read in conjunction with the audited consolidated financial statements of Air T included in its Annual Report on Form 10-K for the year ended March 31, 2026, the unaudited condensed consolidated financial statements of Air T included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and the audited consolidated financial statements of Arena as of and for the years ended December 31, 2025 and 2024 filed as an exhibit to the Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended March 31, 2026

(In thousands, except per share data)	Air T (Twelve Months Ended March 31, 2026)	Arena (Twelve Months Ended December 31, 2025)	IFRS to U.S. GAAP Adjustments	Pro Forma Adjustments	Notes	Pro Forma Combined

Operating Revenues:
Overnight air cargo	$123,696	$—	$—	$—		$123,696
Ground support equipment	47,185	—	—	—		47,185
Commercial aircraft, engines and parts	86,919	—	—	—		86,919
Regional airline	55,314	—	—	—		55,314
Digital solutions	9,081	—	—	—		9,081
Aviation leasing and asset management	—	11,394	—	—		11,394
Corporate and other	4,895	—	—	—		4,895
	327,090	11,394	—	—		338,484

Operating Expenses:
Overnight air cargo	104,100	—	—	—		104,100
Ground support equipment	36,726	—	—	—		36,726
Commercial aircraft, engines and parts	61,579	—	—	—		61,579
Digital solutions	3,589	—	—	—		3,589
Regional airline (exclusive of depreciation)	44,878	—	—	—		44,878
Aviation leasing and asset management	—	263				263
Corporate and other	1,935		—	—		1,935
General and administrative	80,840	8,784	227	1,737	[A] [F]	91,588
Depreciation and amortization	12,340	251	(211)	4,957	[B] [F]	17,337
Earnout remeasurement	(666)	—	—	—		(666)
	345,321	9,298	16	6,694		361,329

Gain on sale of aircraft on lease	7,034	—	—	—		7,034

Operating (Loss) Income	(11,197)	2,096	(16)	(6,694)		(15,811)

Non-operating (Expense) Income:
Interest (expense) income	(12,040)	(677)	16	344	[C] [F]	(12,357)
Loss from equity method investments	(1,740)	(57)	—	—		(1,797)
Gain on bargain purchase	111,190	—	—	—		111,190
Dividend income	—	23	—	—		23
Other, net	(193)	(523)				(716)
	97,217	(1,234)	16	344		96,343

Earnings (Loss) Before Income Taxes	86,020	862	—	(6,350)		80,532

Income tax (expense) benefit	(1,369)	(81)	—	1,190	[E]	(260)

Net Income (Loss)	84,651	781	—	(5,160)		80,272

Net Income (Loss) Attributable to Non-controlling Interests	6,668	—	—	1,000	[D]	7,668

Net Income (Loss) Attributable to Air T, Inc. Stockholders	$77,983	$781	$—	$(6,160)		$72,604

Earnings per share
Basic	$28.85					$26.86
Diluted	$28.85					$26.86

Weighted average shares outstanding:
Basic	2,703					2,703
Diluted	2,703					2,703

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended June 30, 2026

(In thousands, except per share data)	Air T (Three Months Ended June 30, 2026)	Arena (Three Months Ended March 31, 2026)	IFRS to U.S. GAAP Adjustments	Pro Forma Adjustments	Notes	Pro Forma Combined

Operating Revenues:
Regional airline	$55,909	$—	$—	$—		$55,909
Overnight air cargo	29,969	—	—	—		29,969
Commercial aircraft, engines and parts	20,523	—	—	—		20,523
Ground support equipment	3,683	—	—	—		3,683
Digital solutions	2,487	—	—	—		2,487
Aviation leasing and asset management	1,365	4,528	—	—		5,893
Corporate and other	1,525	—	—	—		1,525
	115,461	4,528	—	—		119,989

Operating Expenses:
Regional airline (exclusive of depreciation)	45,258	—	—	—		45,258
Overnight air cargo	24,628	—	—	—		24,628
Commercial aircraft, engines and parts	14,791	—	—	—		14,791
Ground support equipment	2,526	—	—	—		2,526
Digital solutions	887	—	—	—		887
Aviation leasing and asset management	233	4	—	—		237
Corporate and other	430	—	—	—		430
General and administrative	29,648	2,074	—	—		31,722
Depreciation and amortization	9,885	10	—	1,239	[B]	11,134
	128,286	2,088	—	1,239		131,613

Operating (Loss) Income	(12,825)	2,440	—	(1,239)		(11,624)

Non-operating (Expense) Income:
Interest (expense) income	(5,673)	(122)	—	124	[C]	(5,671)
Income from equity method investments	3,215	—	—	—		3,215
Other, net	246	151	—	—		397
	(2,212)	29	—	124		(2,059)

(Loss) Earnings Before Income Taxes	(15,037)	2,469	—	(1,115)		(13,683)

Income tax (expense) benefit	(660)	(234)	—	288	[E]	(606)

Net (Loss) Income	(15,697)	2,235	—	(827)		(14,289)

Net Income (Loss) Attributable to Non-controlling Interests	112	—	—	194	[D]	306

Net (Loss) Income Attributable to Air T, Inc. Stockholders	$(15,809)	$2,235	$—	$(1,021)		$(14,595)

Loss per share
Basic	$(5.86)					$(5.41)
Diluted	$(5.86)					$(5.41)

Weighted average shares outstanding
Basic	2,696					2,696
Diluted	2,696					2,696

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Transaction

On June 10, 2026 (the “Closing Date”), the Company, through its subsidiaries and affiliates, entered into and consummated a series of related agreements and transactions involving the reorganization and capitalization of its aviation asset management platform and the acquisition of Arena Aviation Partners B.V., a Netherlands private limited company. The transactions were completed through Crestone Air Partners, LLC (“CAP”), a Delaware limited liability company, which serves as the platform vehicle for the combined Crestone and Arena aviation asset management business.

Crestone Asset Management Reorganization

Immediately prior to the closing, the Company owned 90% of the common interests in Crestone Asset Management, LLC (“CAM”), and entities controlled by the Mill Road Investors (the “MRC Parties”) owned the remaining 10%. In connection with the transactions, the Company and Aviation Growth Initiatives, LLC (“AGI”), a management-affiliated entity, entered into a Membership Interest Purchase Agreement with the MRC Parties, pursuant to which the Company and AGI acquired the MRC Parties’ 10% common interest position in CAM for aggregate cash consideration of $6.2 million, with each of the Company and AGI contributing $3.1 million. Following that acquisition, the Company and AGI entered into a Redemption Agreement with CAM, pursuant to which they redeemed approximately 99% of their CAM common interests in exchange for CAM’s assignment of a portfolio of servicing agreement rights, retaining the remaining approximately 1% of CAM common interests.

CAP Capitalization

On the Closing Date, the limited liability company agreement of CAP became effective, and CAP was capitalized through contributions by its initial members. The Company and AGI contributed the servicing agreement rights received from CAM to CAP in exchange for Class A Common Units of CAP. The Company and Blue Owl Capital Inc. (or an affiliate) contributed an aggregate of $21.7 million in cash to CAP in exchange for Class B Preferred Units of CAP, and the Company contributed $50 thousand in cash in exchange for Class A Common Units. The cash proceeds from these contributions were used as the primary funding source for the Arena acquisition.

Arena Acquisition

On the Closing Date, CAP, completed the acquisition of 100% of the outstanding shares of Arena pursuant to the Share Purchase Agreement dated March 8, 2026, as amended. CAP acquired all outstanding shares of Arena for cash consideration of $21.7 million, subject to closing adjustments for debt, transaction expenses and leakage. A portion of the consideration payable in respect of the contingent consideration was deposited into an indemnity escrow with Bank of Utah, as escrow agent. Certain depositary receipt holders are also entitled to receive additional cash payments equal to their pro rata share of 57.5% of specified at-risk upside-sharing amounts actually collected after closing under certain servicing agreements and signed letters of intent in effect as of the Closing Date; the total amount of such contingent consideration is recorded at estimated fair value of $12.2 million. Total consideration for the Arena acquisition inclusive of the contingent consideration and the cash consideration totals $33.9 million.

Note 2. Basis of Pro Forma Presentation

The Arena Acquisition is accounted for under the acquisition method of accounting in accordance with FASB ASC 805, Business Combinations, using the fair value concepts defined in ASC 820, Fair Value Measurement, with CAP as the acquiring entity. The Company consolidates CAP as a variable interest entity for which the Company is the primary beneficiary. Interests in CAP held by Blue Owl, and AGI are reflected as non-controlling interests in the Company’s condensed consolidated financial statements.

The unaudited pro forma condensed combined statements of operations give effect to the Arena Acquisition as if it had occurred on April 1, 2025, the beginning of the earliest period presented. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings from operating efficiencies, revenue synergies, or the costs to achieve them.

Foreign Currency Translation

The Arena historical financial information has been translated from euros to U.S. dollars using the following exchange rates:

Period Presented	Exchange Rate	Euro / U.S. dollar
Year ended December 31, 2025	Average rate	€1 = $1.1287
Three months ended March 31, 2026	Average rate	€1 = $1.1701
June 10, 2026 (Closing Date)	Spot rate	€1 = $1.1554

Note 3. Accounting Policies and Reclassifications

Arena’s historical consolidated financial statements were prepared in accordance with International Financial Reporting Standards as adopted by the European Union ("IFRS") and are presented in euros. Air T has completed its review of Arena’s IFRS accounting policies for differences from U.S. GAAP. The only adjustment identified for the year ended March 31, 2026 relates to lease accounting, with no adjustment for the three months ended June 30, 2026, as outlined in Note 5 section [F].

The following table summarizes the mapping of Arena’s historical statement of profit or loss line items (audited, year ended December 31, 2025) into Air T’s statement of operations presentation:

Arena historical line item	EUR 000’s	USD 000’s	Air T presentation line
Revenue	10,094	11,394	Aviation leasing and asset management revenues
Cost of sales	(233)	(263)	Aviation leasing and asset management operating expenses
Employee benefit expenses	(2,566)	(2,897)	General and administrative
Selling and marketing expenses	(547)	(617)	General and administrative
General and administrative expenses	(4,669)	(5,270)	General and administrative
Depreciation and amortisation	(222)	(251)	Depreciation and amortization
Dividend income from investment	20	23	Dividend income
Finance income/(expenses)	(600)	(677)	Interest expense
Other gains/(losses)	(464)	(523)	Other, net
Share of results of associates and joint ventures	(50)	(57)	(Loss) income from equity method investments
Income tax expense	(72)	(81)	Income Tax Expense
Profit for the year	692	781	Net Income

.

Note 4. Preliminary Estimated Purchase Price Allocation

The Arena Acquisition is accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805. The purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values as of June 10, 2026. The following preliminary allocation is presented as placeholders pending completion of the valuation analysis by the Company’s independent valuation specialists (in thousands):

Fair Value of Assets Acquired and Liabilities Assumed	Amount
Assets:
Cash and cash equivalents	$2,589
Accounts receivable, net of allowance for doubtful accounts	470
Tax receivable	466
Prepaid expenses	6
Other current assets	210
Property and equipment	154
Right of use assets	168
Intangible assets	29,684
Equity method investments	731
Goodwill	8,228
Total Assets	42,706

Liabilities
Accounts payable	(696)
Accrued expenses and other	(13)
Tax liabilities	(232)
Other liabilities	(27)
Current lease liability	(71)
Non-current lease liability	(98)
Deferred tax liability	(7,659)
Total Liabilities	(8,796)

Net Assets Acquired	$33,910

The purchase price allocation is considered preliminary. The Company’s initial accounting for the acquisition is incomplete as of the date of this report. Therefore, as permitted by applicable accounting guidance, the Company has used preliminary estimates that may be adjusted during the measurement period (not to exceed one year from the Closing Date) as valuations are finalized and additional information becomes available.

Note 5. Unaudited Pro Forma Adjustments

The pro forma adjustments are preliminary and are subject to change. The unaudited pro forma statements of operations reflect (dollars in thousands):

Statements of Operations Adjustments

[A] Transaction costs. Acquisition-related costs are expensed as incurred in accordance with ASC 805. This adjustment for the year ended March 31, 2026 reflects $1,737 of transaction costs incurred by Air T and CAP in connection with the Arena Acquisition after March 31, 2026 and therefore are not reflected in the annual historical period, but are recognized as if incurred in the year ended March 31, 2026.

[B] Intangible asset amortization. Reflects incremental amortization expense resulting from the identifiable intangible assets recognized in the purchase price allocation (Note 4), of $4,957 for the year ended March 31, 2026 and $1,239 for the three-month period ended June 30, 2026, computed on a straight-line basis using the useful lives per the purchase price allocation: 4 years (customer relationships — existing contracts, $14,193) and 11 years (institutional investor relationships, $15,491.

[C] Financing and settlement of Arena shareholder debt. The Arena Acquisition was funded primarily with cash contributions to CAP in exchange for Class B Preferred Units and Class A Common Units (Note 1). Arena’s shareholder loan was settled out of the consideration at closing; accordingly, the related historical interest expense is eliminated, resulting in an adjustment of $344 for the year ended March 31, 2026 and $124 for the three months ended June 30, 2026.

[D] Non-controlling interests. Reflects the allocation of the pro forma results of CAP (including Arena and the transaction accounting adjustments at the CAP level) to the non-controlling interests in CAP held by Blue Owl and AGI: a loss of $1,000 for the twelve-month period and a loss of $194 for the three-month period ended June 30, 2026.

[E] Income taxes. Reflects the income tax effect of pro forma adjustments [B] and [C] at the Netherlands statutory rate of 25.8%. A benefit of $1,190 and $288 are reflected for the year ended March 31, 2026 and three-month period ended June 30, 2026, respectively.

[F] IFRS 16 to ASC 842 lease presentation (IFRS to U.S. GAAP Adjustments column). Arena’s IFRS statements present its office leases as right-of-use asset depreciation ($211, within depreciation and amortization) and interest accreted on lease liabilities ($16, within interest expense). Under ASC 842 these leases are operating leases with a single operating lease cost presented within general and administrative expenses. The IFRS to U.S. GAAP Adjustments column therefore reclassifies these amounts to general and administrative expenses ($227), with no effect on pro forma net income. See Note 3.